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                                                                    EXHIBIT 10.5

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 4
                                       AND
                                  WAIVER NO. 3
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                  THIS AMENDMENT NO. 4 AND WAIVER NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is being executed and delivered as of October 15, 1998, by and among United States Can Company, a Delaware corporation (the "Borrower"), the financial institutions from time to time party to the Amended and Restated Credit Agreement referred to below (collectively, the "Lenders", and each individually, a "Lender"), and Bank of America National Trust and Savings Association, as the "Agent" for the Lenders (the "Agent"). Undefined capitalized terms which are used herein shall have the meanings ascribed to such terms in the Credit Agreement.

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of April 25, 1997 (as heretofore amended and modified by that certain Amendment No. 1 and Waiver No. 1 thereto dated as of November 12, 1997, that certain Amendment No. 2 and Waiver No. 2 dated as of February 19, 1998, and that certain Amendment No. 3 dated as of September 11, 1998, in each case among such parties, the "Credit Agreement"), pursuant to which the Lenders have agreed to provide, subject to the terms and conditions contained therein, certain loans and other financial accommodations to the Borrower;

                  WHEREAS, the Borrower has failed to comply with each of the financial covenants set forth in subparagraphs (b), (c) and (e) of Section 6.3, in each case with respect to its four fiscal year period ending on October 4, 1998 (hereinafter, the "Covenant Defaults"); and

                  WHEREAS, the Borrower has requested, and subject to the terms and conditions of this Agreement the Lenders and the Agent have agreed, (i) to waive each of the Covenant Defaults, (ii) to temporarily increase the Commitment Amount from its current level of $80,000,000 to $90,000,000 during the period commencing on the date hereof and ending on the earlier of the Metal Services Sale Date and December 31, 1998 and (iii) to modify the definition of EBITDA to add back up to $49,100,000 of charges (of which not more than $13,000,000 of which may be cash charges) incurred by the Borrower during its fiscal quarter ending on October 4, 1998 with respect to its writing down or revaluing assets outside the ordinary course of its business;


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                  NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the Lenders and the Agent, such parties hereby agree as follows:

                  1. Amendment No. 4 to Credit Agreement. Subject to Paragraph 3 of this Agreement, and effective as of the date of this Agreement, the Credit Agreement is hereby amended as follows (section and schedule references herein refer to those of the Credit Agreement):

                  (a) Section 2.1 is amended to add the following subsection immediately following Section 2.1.2:

                      SECTION 2.1.3. Temporary Supplemental Availability. Subject to Section 2.2 and 7.2, the Commitment Amount shall be increased by $10,000,000 as of October 15, 1998 and decreased by the same amount on the earlier to occur of the Metal Services Sale Date and December 31, 1998.

                  (b) Schedule I of the Credit Agreement is amended to delete the word "and" which appears at the end of clause (iv) of the definition of "EBITDA" set forth therein, to replace such word with a semicolon, and to add the following clause to the end of such definition:

         and (vi) for purposes of computing the Borrower's and its consolidated Subsidiaries' EBITDA for any four (4) fiscal quarter period which includes the Borrower's fiscal quarter ended on October 4, 1998 (i.e., periods ending on or about October 4, 1998, December 31, 1998, March 31, 1999 and June 30, 1999), in addition to any adjustment made pursuant to clause (iv) of this definition, but without duplication, the amount of EBITDA otherwise calculated pursuant to this definition for such four (4) fiscal quarter period shall be increased by the aggregate amount of restructuring charges incurred by the Borrower and its Subsidiaries during the Borrower's fiscal quarter ended on October 4, 1998 to the extent such restructuring charges do not exceed $49,100,000 in the aggregate and the portion of such charges comprised of cash charges does not exceed $13,000,000 in the aggregate.

                  2. Waiver No. 3 to the Credit Agreement. Subject to Paragraph 3 of this Agreement, and effective as of the date of this Agreement, each of the Lenders and the Agent hereby waiver each of the Covenant Defaults.

                  3. Effectiveness of this Agreement; Conditions Precedent. The provisions of Paragraphs 1 and 2 shall be deemed to have become effective as of the date of this Agreement, but


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such effectiveness shall be expressly conditioned upon the Agent's receipt of each of the following:

                  (a) an originally-executed counterpart of this Agreement executed by a duly authorized officer of the Borrower and by duly authorized officers of each of the Lenders; and

                  (b) payment of each "Amendment Fee" due and payable pursuant to, and as defined in, Paragraph 4(d) hereof.

                  4. Representations, Warranties and Covenants. (a) The Borrower hereby represents and warrants that this Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

                  (b) The Borrower hereby represents and warrants that its execution and delivery of this Agreement, and its performance hereafter of the Credit Agreement as modified by this Agreement, have been duly authorized by all necessary corporate action, do not violate any provision of its certificate of incorporation, bylaws or other charter documents, will not violate any law, regulation, court order or writ applicable to it, will not require the approval or consent of any governmental agency, and do not require the approval or consent of any third party under the terms of any contract or agreement to which the Borrower, Parent or any Subsidiary of the Borrower or Parent is bound (including, without limitation, the Parent Indenture).

                  (c) The Borrower hereby represents and warrants that, after giving effect to all of the provisions of this Agreement, (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Borrower contained in the Credit Agreement (other than representations and warranties which, in accordance with their express terms, are made only as of a specified date) are, and will be, true and correct as of the date of the Borrower's execution hereof in all material respects as though made on and as of such date.

                  (d) The Borrower hereby agrees to pay to the Agent, for the benefit of each Lender which executes and delivers a counterpart to this Agreement prior to October 31, 1998, an amendment fee in an amount equal to one-tenth of one percent (0.10%) of such Lender's Percentage of the Commitment Amount as in existence as of the date this Agreement shall become effective and after giving effect to the increase of the Commitment Amount provided for in this Agreement (the "Amendment Fee"), provided no such Amendment Fee shall be due or payable unless the conditions set forth in Paragraph 3(a) shall have been satisfied. Such payments shall be made in cash or in immediately available funds to the Agent, for the benefit of each such Lender, promptly


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following the later to occur of such Lender's execution and delivery of a counterpart to this Agreement and the satisfaction of the conditions set forth in Paragraph 3(a).

                  5. Reference to and Effect on Credit Agreement. The Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. Except as is expressly set forth in Paragraph 2 of this Agreement, neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any right, power or remedy of the Agent or any Lender of any Default or Event of Default under the Credit Agreement, all of which the Agent and the Lenders hereby expressly reserve. Nothing contained herein shall require the Agent or the Lender to hereafter waive any Default or Event of Default, or to further amend any provisions of any Loan Document, whether or not similar to the waivers or amendments effected by this Agreement. The Borrower, the Lenders and the Agent agree and acknowledge that this Agreement constitutes a "Loan Document" under and as defined in the Credit Agreement.

                  6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws and decisions of the State of Illinois.

                  7. Agent's Expenses. The Borrower hereby agrees to promptly reimburse the Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys' and paralegals' fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement.

                  8. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement among the parties.

                                     * * * *



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                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                                           UNITED STATES CAN COMPANY


                                           By: /s/ Peter J. Andres
                                              ---------------------------------
                                              Name:  Peter J. Andres
                                              Title:  Vice President - Treasurer


                                           BANK OF AMERICA NATIONAL TRUST AND
                                           SAVINGS ASSOCIATION, as Agent


                                           By: /s/ Jay McKeown
                                              ---------------------------------
                                              Name:  Jay McKeown
                                              Title:  Assistant Vice President


                                           BANK OF AMERICA NATIONAL
                                           TRUST AND SAVINGS
                                           ASSOCIATION, as the Primary
                                           Issuing Lender, a Lender
                                           and individually


                                           By: /s/ Tracy J. Alfery
                                              ---------------------------------
                                              Name:  Tracy J. Alfery
                                              Title:  Managing Director


                                           HARRIS TRUST AND SAVINGS BANK,
                                             as an Issuing Lender and a Lender


                                           By: /s/   Scott F. Geik
                                              ---------------------------------
                                              Name:  Scott F. Geik
                                              Title:  Vice President




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                                            THE NORTHERN TRUST COMPANY,
                                              as a Lender


                                            By: /s/ Daniel A. Toll
                                              ---------------------------------
                                              Name:  Daniel A. Toll
                                              Title:  Second Vice President


                                            SOCIETE GENERALE, CHICAGO,
                                              BRANCH, as a Lender


                                            By: /s/   Michael O. Lincoln
                                              ---------------------------------
                                              Name:  Michael O. Lincoln
                                              Title:  Vice President



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